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Ex-10.31
Employment Agreement with Jessica L. Stevens

                                  EXHIBIT 10.31

                              EMPLOYMENT AGREEMENT


This Employment Agreement (the "Agreement") is entered into as of October 13, 1998, by and between Telegen, a California corporation (the "Company"), and Jessica L. Stevens (the "Executive").

WHEREAS, the Company desires to employ the Executive as of October 11, 1998, or such other date as the Executive shall first be employed by the Company (the "Effective Date"), and the Executive desires to accept employment with the Company on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

1. EMPLOYMENT AND DUTIES. The Executive will serve as the President and Chief Executive Officer of the Company. The duties and responsibilities of the Executive shall include the duties and responsibilities for the Executive's corporate offices and positions as set forth in the Company's Bylaws from time to time in effect and such other duties and responsibilities as the board of directors of the Company (the "Board of Directors") may from time to time reasonably assign to the Executive, in all cases to be consistent with the Executive's corporate offices and positions. The Executive shall report to the Board at large. The Executive shall perform faithfully the executive duties assigned to her to the best of her ability.

2.      EMPLOYMENT PERIOD.

        (a) BASIC RULE. The employment period shall begin upon the Effective Date and shall continue for a minimum period of five (5) years.

        (b)     TERMINATION

                (i) DEATH. The Executive's employment will terminate in the event of her death. The Company shall have no obligation to pay or provide any compensation or benefits under this Agreement on account of the Executive's death, or for periods following the Executive's death, other than the Company's obligations applicable under such circumstance under paragraph 13. The Executive's rights under the benefit plans of the Company in the event of the Executive's death will be determined under the provisions of those plans.

                (ii) CAUSE. The Company may terminate the Executive's employment only for cause by giving the Executive notice in writing. For all purposes under this Agreement, "Cause" shall mean (i) willful failure by the Executive to perform her duties hereunder and not to cure such willful failure by the Executive, thirty (30) days after receipt of written notice by the Company of such willful failure, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment (provided that impairment as a result of substance abuse shall be deemed willful failure hereunder), (ii) a willful act by the Executive which constitutes gross misconduct and which is demonstrably injurious to the Company,
(iii) a willful breach by the Executive of a material provision of this Agreement, or (iv) a material and willful violation by the Executive of a federal or state law or regulation applicable to the business of the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith or without a reasonable belief that the act or omission was in the Company's best interest. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of a termination for Cause or for periods following the date when such a termination of employment is effective. The Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans.


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                (iii)   DISABILITY. The Company may terminate the Executive's
employment for Disability by giving the Executive thirty (30) days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Executive, at the time notice is given, has been unable to substantially perform her duties under this Agreement for a period of not less than ninety (90) days due to physical or mental illness. The determination of the Executive's Disability hereunder shall be made by a two-thirds (2/3) majority of the then current members of the Company's Board of Directors (excluding the Executive) and shall be based upon advice from such medical professionals and upon such medical and other records as the Company's Board of Directors may deem appropriate. In the event that the Executive resumes the performance of substantially all of her duties hereunder before the termination of her employment under this paragraph 2(b)(iii) becomes effective, the notice of termination shall automatically be deemed to have been revoked. The Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans.

3. PLACE OF EMPLOYMENT. The Executive's services shall be performed at the Company's principal executive offices. The parties acknowledge, however, that some travel may be required in connection with the performance of the Executive's duties hereunder.

4. SALARY. For all services to be rendered by the Executive pursuant to this Agreement, the Company agrees to pay the Executive an annual salary (the "Salary") of $200,000 from the date hereof until the first anniversary of this Agreement. Thereafter, for each annual period beginning on or after the first anniversary of the Effective Date, the Salary shall be determined by the Board of Directors prior to each such anniversary but in no case shall be lower than $200,000 per annum. The Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices. The payment of such Salary to the extent not paid by the Company shall be accrued and the Executive shall have the right to convert any portion of the accrued salary to common stock of the Company at a rate twenty percent (20%) below the next offering price of the Company's stock.

5. EXPENSES. The Executive shall be entitled to reimbursement by the Company for all reasonable, ordinary, and necessary travel, entertainment, and other expenses incurred by the Executive during the term of this Agreement (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of her duties and responsibilities under this Agreement; provided, however, that the Executive shall properly account for such expenses in accordance with the Company's policies and procedures.

6. VACATIONS AND HOLIDAYS. The Executive shall be entitled to paid vacation time and Company holidays in accordance with the Company's policies in effect from time to time for its senior executive officers.

7. TERMINATION BENEFITS. In the event the Executive's employment terminates, then the Executive shall be entitled to receive severance and other benefits as follows:

        (a)     SALARY.

                (i) INVOLUNTARY TERMINATION WITHOUT CAUSE. If the Company terminates the Executive's employment without Cause, then in lieu of any severance benefits to which the Executive may otherwise be entitled under any Company severance plan or program, the Executive shall be entitled on such date to a lump-sum payment of her Salary for five (5) years from the date of such termination at the rate applicable on such date;

                (ii) ADDITIONAL DEFINITION OF INVOLUNTARY TERMINATION WITHOUT CAUSE. To the extent the Executive's duties shall be materially reduced in nature, character or responsibility from those contemplated in paragraph 1, the Executive shall have the option for thirty (30) days from such date, to (i) terminate her employment with the Company or (ii) enter into an agreement with the Company, specifying the Executive's revised duties. To the extent the Executive terminates her employment under this paragraph and the Company cannot come to an agreement, such termination shall be deemed to be for the purposes of this paragraph "Involuntary Termination Without Cause."


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8.      PROPRIETARY INFORMATION. The Executive shall not, without the prior written consent of the Board of Directors, disclose or use for any purpose (except in the course of her employment under this Agreement and in furtherance of the business of the Company or any of its affiliates or subsidiaries) any confidential information or proprietary data of the Company. As an express condition of the Executive's employment with the Company, the Executive agrees to execute confidentiality agreements as requested by the Company, including but not limited to the Company's standard form of proprietary information agreement. The Executive's obligations under this paragraph 8 shall also be in full force in effect as to Telegen.

9. RIGHT TO ADVICE OF COUNSEL. The Executive acknowledges that she has consulted with counsel and is fully aware of her rights and obligations under this Agreement.

10. SUCCESSORS. The Company and Telegen will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Telegen would be required to perform it if no such succession had taken place. Failure of Telegen to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the benefits described in paragraph 7(a)(i) of this Agreement, subject to the terms and conditions therein.

11. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Mateo County, California, in accordance with the rules of the American Arbitration Association then in effect, with the right of discovery limited to five (5) depositions, thirty-five (35) interrogatories, and reasonable request for documents, by any party, by an arbitrator selected by both parties within ten
(10) days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such ten (10) day period, each party shall select an arbitrator and inform the other party in writing of such arbitrator's name and address within five (5) days after the end of such ten
(10) day period and the two arbitrators so selected shall select a third arbitrator within fifteen (15) days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. Each party shall pay its own expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction there over.

12. ABSENCE OF CONFLICT. The Executive represents and warrants that her employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

13. ASSIGNMENT. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except Telegen may assign this Agreement to any of its affiliates or wholly-owned subsidiaries, provided, however that such assignment will not relieve Telegen of its obligations hereunder. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

14. NOTICES. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:


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If to the Executive:            Jessica L. Stevens, 204 East Second Avenue,
                                #256, San Mateo, CA 94401

If to the Company:              Telegen Corporation, 101 Saginaw Drive
                                Redwood City, CA 94063
                                Attn: Executive  Vice  President

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three (3) days after they have been mailed as provided above.

15. INTEGRATION. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

16. WAIVER. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

17. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction.

18. HEADINGS. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

19. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements between California residents entered into and to be performed entirely within California.

20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

21. TERMINATION OF OBLIGATIONS OF TELEGEN. Any obligations of Telegen hereunder shall cease upon the fifth anniversary of the Effective Date.

IN WITNESS WHEREOF, each of the parties has executed this Employment Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

"COMPANY"

TELEGEN CORPORATION


By: /s/ BONNIE CRYSTAL
    -----------------------------------------
Bonnie A. Crystal,  Executive  Vice President


"EXECUTIVE"

/s/ JESSICA L STEVENS
---------------------------------------------
Jessica L. Stevens